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                                                                      EXHIBIT 11

                               CELADON GROUP, INC.
                        COMPUTATION OF PER SHARE EARNINGS



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

                                                                          FOR THE THREE MONTHS ENDED
                                                                                    MARCH 31,
                                                                       -------------------------------
                                                                           1996                   1995
                                                                           ----                   ----
PRIMARY:
    Weighted average shares issued...................................    7,864,866             7,608,471
    Dilutive effect of options and warrants using the average
      market price under the treasury stock method ..................       19,234                64,310
                                                                        ----------             ---------
    Shares used to compute primary earnings per share ...............    7,884,100             7,672,781
                                                                        ----------             ---------
                                                                        ----------             ---------
Net income (loss) attributable to common stockholders ...............     832,000               $(28,000)
                                                                        ----------             ---------
                                                                        ----------             ---------
Net income per common share..........................................        $.11                  $0.00
                                                                             -----                 -----
                                                                             -----                 -----

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

                                                                          FOR THE NINE MONTHS ENDED
                                                                                    MARCH 31,
                                                                         -----------------------------
                                                                            1996                  1995
                                                                            ----                  ----
PRIMARY:
    Weighted average shares issued...................................    7,921,627             6,942,644
    Dilutive effect of options and warrants using the average
      market price under the treasury stock method ..................          ---               106,297
                                                                         ---------             ---------
    Shares used to compute primary earnings per share ...............    7,921,627             7,048,941
                                                                         ---------             ---------
                                                                         ---------             ---------
Net income (loss) attributable to common stockholders ...............  (6,534,000)           $1,964,000
                                                                         ---------             ---------
                                                                         ---------             ---------
Net income per common share..........................................       $(.82)                $0.28
                                                                            ------                ------
                                                                            ------                ------

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